As filed with the Securities and Exchange Commission on February 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ObsEva SA

(Exact name of Registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

(Address of principal executive offices) (Zip code)

2017 Equity Incentive Plan

(Full title of the plan)

National Corporate Research, Ltd.

10 East 40th Street

New York, New York 10016

(212) 947-7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Nicole Brookshire

Charles S. Kim

Cooley LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, par value CHF 0.0769 per share	4,172,623 shares	$13.21 - $15.00	$55,830,084.83	$6,470.71

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of CHF 0.0769 each par value(the “Common Shares”) of the Registrant that become issuable under the 2017 Equity Incentive Plan (the “2017 Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $15.00, which is the exercise price for outstanding options granted under the 2017 Plan and (b) $13.21, which is the average of the high and low prices of the Registrant’s Common Shares as reported on the NASDAQ Global Select Market on February 17, 2017. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share (2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2017 Plan	396,500	$15.00(2)(a)	$5,947,500.00
Shares reserved for future grant under the 2017 Plan	3,776,123	$13.21(2)(b)	$ 49,882,584.83
Proposed Maximum Aggregate Offering Price			$55,830,084.83
Registration Fee			$6,470.71

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by ObsEva SA (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus dated January 25, 2017 filed pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form F-1 (File No. 333-215383), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Shares which is contained in the Registrant’s Registration Statement on Form 8-A filed on January 23, 2017 (File No. 001- 37993) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K filed during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s Common Shares contained in the Registration Statement on Form F-1 (File No. 333-215383).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, the Registrant’s articles of association provides for indemnification of the existing and former members of the Registrant’s board of directors, executive management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits the Registrant to advance the expenses of defending any act, suit or proceeding to members of our board of directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the company.

The Registrant has entered or intends to enter into indemnification agreements with each of the members of its board of directors in the form to be filed as an exhibit to the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission.

In the underwriting agreement that the Registrant entered into in connection with the sale of the common shares registered on the Registrant’s Form F-1, the underwriters agreed to indemnify, under certain conditions, the Registrant, its directors, officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended, the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Articles of Association, as currently in effect.

4.2(2)	Registration Rights Agreement by and among the Registrant and certain holders of its capital shares, dated as of January 17, 2017.

4.3(3)	2017 Equity Incentive Plan.

4.4(4)	Form of Stock Option Grant Notice and Stock Option Agreement under 2017 Equity Incentive Plan.

5.1	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant, as to the validity of the common shares.

23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm.

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein.
(2)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 23, 2017, and incorporated by reference herein.
(3)	Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein.

ITEM 9.	UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in Geneva, Switzerland, on this 22nd day of February, 2017.

OBSEVA SA

By:	/s/ Ernest Loumaye
Ernest Loumaye
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ernest Loumaye and Timothy Adams, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ernest Loumaye Ernest Loumaye	Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2017

/s/ Timothy Adams Timothy Adams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2017

/s/ Frank Verwiel Frank Verwiel	Director	February 22, 2017

/s/ Annette Clancy Annette Clancy	Director	February 22, 2017

/s/ Barbara Duncan Barbara Duncan	Director	February 22, 2017

Signature	Title	Date

/s/ James I. Healy James I. Healy	Director	February 22, 2017

/s/ Ed Mathers Ed Mathers	Director	February 22, 2017

/s/ Rafaèle Tordjman Rafaèle Tordjman	Director	February 22, 2017

/s/ Jacky Vonderscher Jacky Vonderscher	Director	February 22, 2017

/s/ Colleen A. VeDries Colleen A. VeDries SVP on behalf of National Corporate Research, Ltd.	Authorized Representative in the United States	February 22, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Articles of Association, as currently in effect.

4.2(2)	Registration Rights Agreement by and among the Registrant and certain holders of its capital shares, dated as of January 17, 2017.

4.3(3)	2017 Equity Incentive Plan.

4.4(4)	Form of Stock Option Grant Notice and Stock Option Agreement under 2017 Equity Incentive Plan.

5.1	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant, as to the validity of the common shares.

23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm.

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein.
(2)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 23, 2017, and incorporated by reference herein.
(3)	Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein.